Exhibit 99.1

News Release

Minerals Technologies Inc. Announces Private Offering of $400 Million of Senior Notes

NEW YORK, Oct. 1, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today announced the commencement of a private offering (the “Offering”) of $400 million aggregate principal amount of senior notes due 2034 (the “Notes”), subject to market and other conditions.

MTI intends to use the net proceeds from the Offering, together with cash on hand, (i) to redeem all of its outstanding 5.000% senior notes due 2028 (the “2028 Notes”) and (ii) to pay transaction fees and expenses related to the Offering and the concurrent amendment and extension of its revolving credit facility. This press release does not constitute a notice of redemption and does not constitute an offer to redeem or purchase, or the solicitation of an offer to sell, any of the 2028 Notes.

The Notes and the guarantees thereof will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering will be consummated on its proposed terms or at all.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Offering and the intended use of the proceeds thereof. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “outlook,” “forecast,” “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Many of these risks and uncertainties are difficult to predict or are beyond the Company’s control. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad including with respect to changes in tariffs; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health, and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2025 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company may not consummate the Offering and, if the Offering is consummated, the Company cannot provide any assurances regarding the final terms of the Offering or its ability to effectively apply the net proceeds as described above.

About Minerals Technologies Inc.

Minerals Technologies Inc. (NYSE: MTX) is a global, technology-driven specialty minerals company that sources, manufactures, sells, and distributes a wide range of minerals and mineral-based products and services. We utilize our global mineral reserves, combined with our core technologies and applications, to deliver innovative products that are an essential part of everyday life. We serve customers in consumer and industrial markets worldwide, and have 4,000 employees in 34 countries.

Investor Relations Contact

Lydia Kopylova

lydia.kopylova@mineralstech.com

Media Contact

Stephanie Heise

stephanie.heise@mineralstech.com

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